EXHIBIT 10.1

AGREEMENT TO DEFER PAYMENT OF CREDIT BALANCE

This Agreement (the “Agreement”) is entered into as of January 19, 2025, by and between Bannix Acquisition Corp. (“Company”) and Douglas Davis (“CEO”), collectively referred to as the “Parties.”

RECITALS

WHEREAS:

1. As of September 30, 2024, the Company’s books reflect a total credit balance of $125,000 owed to Douglas Davis in connection with his employment agreement.

2. Douglas Davis has agreed to defer payment of $110,400 of this balance until after the closing of the business combination currently being undertaken by the Company.

3. The Parties desire to formalize this deferment under the terms set forth in this Agreement.

TERMS

1. Acknowledgment of Balance

●	The Company acknowledges that as of September 30, 2024, a total balance of $125,000 is owed to Douglas Davis.

●	Out of this total, $110,400 shall be deferred per the terms of this Agreement.

2. Deferral of Payment

●	The payment of $110,400 will be deferred for a period of up to three (3) months following the closing of the business combination.

3. Payment Terms for Remaining Balance

●	The remaining balance of $14,600 shall remain payable per the original terms of the employment agreement and is not affected by this Agreement.

4. Payment Source

●	The deferred amount of $110,400 shall be paid from the working capital of the Company after the closing of the business combination.

5. Payment Deadline

●	The full deferred amount of $110,400 shall be paid no later than three (3) months after the actual closing date of the business combination.

6. No Payment at Closing

●	No part of the deferred payment of $110,400 shall be made at the time of the transaction closing.

7. Entire Agreement

●	This Agreement constitutes the entire understanding between the Parties regarding the deferment of the $110,400 and supersedes all prior agreements, whether written or oral, relating to this matter.

8. Governing Law

●	This Agreement shall be governed by and construed in accordance with the laws of the State of California.

9. Amendments

●	Any modification or amendment to this Agreement must be in writing and signed by both Parties.

IN WITNESS WHEREOF

The Parties have executed this Agreement as of the date first written above.

For Bannix Acquisition Corp.:

By: /s/ Jamal “Jamie” Khurshid

Jamal “Jamie” Khurshid

Chairman of the Audit Committee

Date: January 19, 2025

For Douglas Davis:

By: /s/ Douglas Davis

Douglas Davis

Chief Executive Officer

Date: January 19, 2025